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                                                                    EXHIBIT 5.1

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]


October 27, 1997



Furr's/Bishop's, Incorporated
6901 Quaker Avenue
Lubbock, Texas 79412

Gentlemen:

        We have acted as counsel for Furr's/Bishop's, Incorporated, a Delaware corporation (the"Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 42,060,043 shares of the Company's common stock, $.01 par value (the "Common Stock"), to be offered by the selling security holders (as defined in post-effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-4576)(the "Post-Effective Amendment")) upon the terms and subject to the conditions set forth in the Post-Effective Amendment.

        In connection therewith, we have examined the Post-Effective Amendment, originals or copies certified or otherwise identified to our satisfaction of the Restated Certificate of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

        We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

        Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the 42,060,043 shares of Common Stock proposed to be sold are duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included as part of the Registration Statement.


                                        Very truly yours



                                        /s/Fulbright & Jaworski L.L.P